UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: January 14, 2013

(Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055

_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

 (208) 664-4859

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On January 14, 2013, Ron Guill, a director since 2007, announced that he does not intend to seek re-election to the Board of Directors of the Company at the Company’s 2013 Annual Meeting.  Mr. Guill’s decision not to stand for re-election is not the result of any disputes with the Company or its management.

On January 15, 2013, pursuant to the Company’s bylaws, the Company’s Board of Directors appointed Leigh Freeman as a director of the Company, effective January 18, 2013.  In connection with his appointment to the Company’s Board of Directors, Mr. Freeman was granted 100,000 options to acquire shares of common stock of the Company at an exercise price equal to the fair market value of the Company’s common stock on the date of grant of U.S. $0.22 per share.  The stock options were fully-vested on, and are exercisable for a period of 5 years from, the date of grant.

Mr. Freeman (63) has over 40 years of experience in the mining industry.  At present, he is General Manager and Principal with Downing Teal Inc., a global recruiting organization serving the resource and construction industries and is also the Chairman and Chief Executive Officer of Blue Sun Energy, Inc., a private, technology-based alternative energy company.  Mr. Freeman has served in technical, managerial and executive potitions with junior and senior mining and service companies.  He was a co-founder, President and Director of Orvana Minerals and also held several positions with Placer Dome.

Mr. Freeman also serves as a trustee of the Montana Tech Foundation and on the industry advisory board for the mining programs at the University of Arizona, Montana Tech and South Dakota School of Mines. In addition, he co-chaired the Education Sustainability Committee for the Society of Mining Engineers.

Mr. Freeman is not related by blood or marriage to any of the Company’s directors or executive officers or any persons nominated by the Company to become directors or executive officers.  In the last fiscal year, the Company has not engaged in any transaction in which Mr. Freeman or a person related to Mr. Freeman had a direct or indirect material interest.  To the Company’s knowledge, there is no arrangement or understanding between any of its officers and directors and Mr. Freeman pursuant to which Mr. Freeman was selected to serve as a director.

Item 7.01  Regulation FD Disclosure.

On January 18, 2013, the Company issued a press release announcing the appointment of Mr. Freeman as a director of the Company.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

Press Release of Timberline Resources Corporation dated January 18, 2013.*

* Furnished to, not filed with, the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: January 18, 2013	By:	/s/ Randal Hardy
Randal Hardy Chief Financial Officer and Director

 EXHIBIT INDEX

Exhibit No.

Description

99.1

Press Release of Timberline Resources Corporation dated January 18, 2013.*

* Furnished to not filed with the SEC pursuant to Item 7.01 above.